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WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
EXHIBIT 22
SUBSIDIARIES OF THE REGISTRANT

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
                                                             JURISDICTION
                                                         OF INCORPORATION OR
                                                             ORGANIZATION
SUBSIDIARY                                               COUNTRY        STATE
Wendy's Old Fashioned Hamburgers of New York, Inc.        U.S.          Ohio
Wendy's Capital Corporation                               U.S.        Virginia
Wendy Restaurant, Inc.                                    U.S.        Delaware
Wendy's of Denver, Inc.                                   U.S.        Colorado
The New Bakery Co. of Ohio, Inc.                          U.S.          Ohio
Delavest, Inc.                                            U.S.        Delaware
Wentexas, Inc.                                            U.S.          Texas
Restaurant Finance Corporation                            U.S.          Ohio
Wendco Northwest Limited                                  U.S.        Delaware
Progressive Rent-A-Car, Inc.                              U.S.          Ohio
Wendy's Restaurants of Canada Inc.                       Canada
Wendy's of N.E. Florida, Inc.                             U.S.         Florida
Wendy's Old Fashioned Hamburgers Restaurants
  Pty. Ltd.                                             Australia
Wendy's Restaurants (NZ) Limited                       New Zealand
Wendcreek Venture                                         U.S.         Florida
Wendco (N.Z.) Limited                                  New Zealand
M & W (U.K.) Limited                                 United Kingdom
WendServe (Korea), Inc.                                   U.S.        Delaware
Wendy's Restaurants of Canada (No. 1), Inc.               U.S.        Delaware
Wendy's Restaurants (Ireland) Limited                    Ireland
WendServe, Inc.                                           U.S.        Delaware
WENTIM CORPORATION                                        U.S.        Delaware
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